Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

East West Bank Employees 401(k) Savings Plan

Pasadena, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-91554) of East West Bancorp, Inc our report dated June 17, 2011, relating to the financial statements of East West Bank Employees 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2010.

/s/ BDO USA, LLP

Los Angeles, California

June 19, 2012